For the fiscal period ended 4/30/05
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.	Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC.
 - Strategic Partners High Yield Bond Fund

1.   Name of Issuer:
	Simmons Co.

2.   Date of Purchase:
	12/10/04

3.   Number of Securities Purchased -
	3,750

4.   Dollar Amount of Purchase
	$230,216.25

5.   Price Per Unit
	$61.391

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Deutsche Bank

7.   Other Members of the Underwriting Syndicate:
JP Morgan
Deutsche